Lakeland Industries, Inc.               EXHIBIT 10.7

                              Employment Agreement

         This agreement ("Agreement") has been entered into this ___ day _____________, 2006, by and between Lakeland Industries, Inc., a Delaware corporation ("Company"), and Christopher J. Ryan, an individual ("Executive").

                             IT IS AGREED AS FOLLOWS

SECTION 1:          DEFINITIONS AND CONSTRUCTION.

1.1 DEFINITIONS. For purposes of this Agreement, the following words and phrases, whether or not capitalized, shall have the meanings specified below, unless the context plainly requires a different meaning.

1.1 (a)    "CHANGE IN CONTROL" means:

           (i) The acquisition by any individual, entity or group, or a Person (within the meaning of Section 13 (d) (3) or 14 (d) (2) of the Exchange Act) of ownership of more than 50% of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); or

           (ii) Individuals who, as the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

           (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (a) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their

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           ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

           (iv) Approval by the stockholders of the Company of (a) a complete liquidation or dissolution of the Company or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sales or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.


                  1.1 (b) "EMPLOYMENT PERIOD" means the period beginning on February 1, 2006 and ending on April 30, 2008.

1.1 (c) "PERSON" has the meaning set forth in Sections 13 (d) and 14 (d) of the Exchange Act.

1.1 (d) "TERM" means the period that begins on February 1, 2006 and ends on the earlier of: (i) the Date of Termination as defined in Section
           3.6 of this Agreement, or (ii) the close of business on April 30, 2008.

1.1 (e)    "TRIGGERING TRANSACTION" means a Change of Control of the Company.

1.1 (f) "TRIGGERING TRANSACTION DATE" shall mean the date of the Triggering Transaction.

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1.2        APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of law principles.

SECTION 2:      TERMS AND CONDITIONS OF EMPLOYMENT.

2.1 PERIOD OF EMPLOYMENT. The Executive shall remain in the employ of the Company throughout the Term of this Agreement in accordance with the terms and provisions of this Agreement.

2.2        POSITIONS AND DUTIES.

2.2(a) Throughout the Term of this Agreement, the Executive shall serve as a Director of the Board and President, General Counsel and Secretary of the Company, subject to reasonable directions and nominations of the Board. The Executive shall have such authority and shall perform such duties as are specified by the By-laws of the Company for the office to which he has been appointed hereunder and shall so serve, subject to the control exercised by the Board from time to time. Additionally, each year throughout the Term of the Executive's service as a Director, the Executive shall be nominated to serve as member of the Board.

2.2(b) Throughout the Term of this Agreement (but excluding any periods of vacation and sick leave to which the Executive is entitled), the Executive shall devote his full business time and attention to the business and affairs of the Company and shall use his best efforts to perform faithfully and efficiently such responsibilities as are assigned to him under or in accordance with this Agreement; provided that, it shall not be a violation of this paragraph for the Executive to serve on corporate, civic or charitable boards or committees, so long as such activities do not interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement or violate the Company's conflict of interest policy.

2.3 SITUS OF EMPLOYMENT. Throughout the Term of this Agreement, the Executive's services shall be performed at the location where the Executive was employed immediately prior to the Effective Date, or any office of the Company which is locatedon Long Island or the New York City metropolitan area. It is understood and agreed by the Executive that the Executive will be required at the discretion of the Board of Directors, to engage in substantial business travel.

2.4        COMPENSATION.

2.4(a) ANNUAL BASE SALARY. The Executive shall receive an annual salary ("Annual Base Salary") of $400,000 between February 1, 2006 and April 30, 2008, which shall be paid in equal or substantially equal semi-monthly installments (i.e. $16,666.67 semi-monthly). During the Term of this Agreement, the Annual Base Salary payable to the Executive shall be reviewed at least annually and may be increased at the sole discretion of the Compensation Committee of the Board but shall not be reduced.

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2.4(b)     INCENTIVE BONUSES. In addition to Annual Base Salary, the Executive shall be awarded the opportunity to earn an incentive bonus on an annual basis ("Incentive Bonus") under an incentive compensation planto be determined by the Compensation Committee of the Board. During the Term of this Agreement, the annual Incentive Bonus which the Executive will have the opportunity to earn shall be reviewed at least annually and be increased at the discretion of the Compensation Committee of the Board.


2.4(c) INCENTIVE, SAVINGS AND RETIREMENT PLANS. Throughout the Term of this Agreement, the Executive shall be entitled to participate in all incentive, savings and retirement plans generally available to other peer executives of the Company.

2.4(d) WELFARE BENEFIT PLANS. Throughout the Term of this Agreement (and thereafter, subject to Section 4.1 (c) hereof), the Executive and /or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent generally available to other peer executives of the Company. As it affects Sections 2.4(c) and 2.4(d) above, the Company shall always have the right to alter its benefit plan providers.


2.4(e) EXPENSES. Throughout the Term of this Agreement, the Executive shall be entitled to receive reimbursement for all reasonable and necessary business-related expenses incurred by the Executive in accordance with the policies, practices and procedures generally applicable to other peer executives of the Company. The Executive agrees to submit receipts and/or vouchers in support of all requests for reimbursement.

2.4(f)     FRINGE BENEFITS. Throughout the Term of this Agreement, the
           Executive shall be entitled to use a non-luxury automobile, with title to remain in the Company, and life insurance in the face amount of $500,000, paid by the Company. Executive agrees to be solely responsible for any and all federal, state and local taxes owing as a result of such automobile or life insurance being provided.

2.4(g) VACATION. Throughout the Term of this Agreement, the Executive shall be entitled to paid vacation for 20 business days. It is understood that no more than two (2) consecutive weeks of vacation shall be taken by Executive at any one time.

SECTION 3:       TERMINATION OF EMPLOYMENT

3.1        DEATH. Your employment shall terminate on the date of your death.
           Your Base Salary (as in effect on the date of death) shall continue through the last day of the month in which your death occurs, the payment of which shall be made to your estate or your beneficiary as designated in writing to the Company. Your estate or designated beneficiaries as applicable shall also receive a pro-rata portion of the Incentive Bonus, if any, determined for the fiscal year up to and including the date of death which shall be determined in good faith by the Compensation Committee of the Board of Directors.

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           Your beneficiaries shall also be entitled to all other benefits generally paid by the Company on an employee's death.

3.2. DISABILITY. Your employment shall terminate if you become totally disabled. You shall be deemed to be totally disabled if you are unable, for any reason, to perform any of your duties to the Company for a period of ninety consecutive days, or for periods aggregating 120 days in any period of 180 consecutive days.

3.3 TERMINATION FOR CAUSE. The Company may terminate the Executive's employment during the Employment Period for "Cause", which shall mean termination based upon: (i) the Executive's failure to substantially perform his duties with the Company (other than as a result ofa disability, which shall be governed by Section 3.2), after a written demand for substantial performance is delivered to the Executive by the Company, which specifically identifies the manner in which the Executive has not substantially performed his duties, (ii) the Executive's commission of an act of fraud, theft, misappropriation, dishonesty or embezzlement, (iii) the Executive's conviction for a felony or pleading nolo contendere to a felony, (iv) the Executive's failure to follow a lawful directive of the Board of Directors, or
           (v) the Executive's material breach of any provision of this Agreement. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until (i) he receives a Notice of Termination from the Company, (ii) he is given the opportunity, with counsel, to be heard before the Board, and
           (iii) the Board finds, in its good faith opinion, the Executive was guilty of the conduct set forth in the Notice of Termination.

3.4 GOOD REASON. The Executive may terminate his employment with the Company for "Good Reason", which shall mean:

3.4(a) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2.2 (a) or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;


3.4(b) (i) in the event of and after the occurrence of a Triggering Transaction, the failure by the Company to continue in effect any benefit or compensation plan, stock ownership plan, life insurance plan, health and accident plan or disability plan to which the Executive is entitled as specified in Section 2.4,
           (ii) the taking of any action by the Company which would adversely affect the Executive's participation in, or materially reduce the Executive's benefits under, any plans to which the Executive is entitled as specified in Section 2.4, or deprive the Executive of any material fringe benefit enjoyed by the Executive as described in
           Section 2.4 (f), or
           (iii) the failure by the Company to provide the Executive with paid vacation to which the Executive is entitled as described in Section
           2.4 (g).

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3.4(c)     in the event of and after the occurrence of a Triggering
           Transaction, the Company's requiring the Executive to be based at any office or location other than that described in Section 2.3;

3.4(d) a material breach by the Company of any provision of this Agreement; such breach by the Company shall require Executive to provide the Company a written notice describing with specificity the nature of the contractual breach and the Company shall have 30 days to cure such breach.

3.4(e)     within a period ending at the close of business on the date one
           (1) year after the Triggering Transaction Date of any Change in Control, if the Company has failed to comply with and satisfy Section
           6.2 on or after such Triggering Transaction Date.

3.5 NOTICE OF TERMINATION. Any termination by the Company for Cause or Disability, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party, given in accordance with Section 7.2. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon,
           (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and
           (iii) if the Date of Termination (as defined in Section 3.6 hereof) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty (30) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

3.6 DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the Date of Termination shall be the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by reason of death, the Date of Termination shall be the date of death of the Executive, or (iii) if the Executive's employment is terminated for any other reason, the Date of Termination shall be the date of receipt of the Notice of Termination.

SECTION 4:      CERTAIN BENEFITS UPON TERMINATION.

4.1 TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. If, (i) the Company shall terminate the Executive's employment without Cause, or (ii) the Executive shall terminate employment with the Company for Good Reason, the Executive shall be entitled to the payment of the benefits provided below as of the Date of Termination:

4.1(a) Accrued Obligations. Within thirty (30) days after the Date of Termination, the

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           Company shall pay to the Executive the sum of (1) the Executive's
           Annual Base Salary through the Date of Termination to the extent not previously paid, (2) the accrued benefit payable to the Executive under any deferred compensation plan, program or arrangement in which the Executive is a participant subject to the computation of benefits provisions of such plan, program or arrangement, and (3) any accrued vacation pay; in each case to the extent not previously paid (the "Accrued Obligation").

           In addition, on the date that Incentive Bonuses are paid to other peer executives for the year in which the Executive's employment is terminated, the Executive will be paid an amount equal to the product of the Current Target Bonus multiplied by a fraction, the numerator of which is the number of days during the fiscal year for which the Incentive Bonus is paid prior to the Date of Termination and denominator of which is 365. For purposes of this Agreement, the term "Current Target Bonus" means the Incentive Bonus that would have been paid to the Executive for the fiscal year in which the termination of employment occurred, if the Executive's employment had not been so terminated and the Executive had earned 100% of the Incentive Bonus that he could have earned for that year.

4.1(b) Annual Base Salary and Target Bonus Continuation. For the remainder of the Employment Period, the Company shall pay to the Executive, the Executive's then-current Annual Base Salary and Current Target Bonus as would have been paid to the Executive had the Executive remained in the Company's employ throughout the Employment Period; provided that in all cases the Executive shall receive, at minimum, the then-current Annual Base Salary and Current Target Bonus for the remainder of the Employment Period, or for a period beginning on the Date of Termination and ending one year thereafter, whichever is longer. The Company at any time may elect to pay the balance of such payments then remaining in a lump sum, in which case the total of such payments shall be discounted to present value on the basis of the applicable Federal short-term monthly rate as determined according to Code Section 1274 (s) for the month in which the Executive's Date of Termination occurred.

4.1(c) Medical and Health Benefit Continuation. For a period of two years beginning on the Date of Termination, the Company shall continue medical and health benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them if the Executive's employment had not been terminated, in accordance with the plans, practices, programs or policies of the Company as those provided generally to other peer executives and their families; provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical or health benefits under another employer-provided plan, the medical and health benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. In the event Executive is able to obtain medical and health care coverage from a third party for the duration of such coverage period that is at least as good in all material respects as that described in the immediately preceding sentence, Executive agrees to accept, in lieu of such Company provided medical and health benefits, a lump sum cash payment in an amount equal in value to the entire cost to Executive on an after-tax basis of such alternate medical and health care coverage.

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4.1(d)     Other Benefits. To the extent not previously paid or provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided for which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company as those provided generally to other peer executives and their families ("Other Benefits").

4.2 DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for (i) payment of Accrued Obligations (as defined in Section 4.1 (a)) (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within thirty (30) days of the Date of Termination) and (ii) the timely payment or provision ofany other benefit(s) generally provided by the Company upon the death of an employee of the Company, including death benefits pursuant to the terms of any plan, policy, or arrangement of the Company.

4.3 DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, , this Agreement shall terminate without further obligations to the Executive, other than for (i) payment of Accrued Obligations (as defined in Section 4.1 (a)) (which shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination) and (ii) the timely payment or provision of any other benefit(s) generally provided by the Company upon the Disability of an employee, including Disability benefits pursuant to the terms of any plan, policy or arrangement of the Company.

4.4 TERMINATION FOR CAUSE; OTHER THAN GOOD REASON. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligations to pay to the Executive his Accrued Compensation (as defined in this Section). If the Executive terminates employment with the Company during the Employment Period, (excluding a termination for Good Reason), this Agreement shall terminate without further obligations to the Executive, other than for the payment of Accrued Compensation (as defined in this Section). In such case, all Accrued compensation shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination.

           For the purpose of this Section, the term "Accrued Compensation" means the sum of (i) the Executive's Annual Base Salary through the Date of Termination to the extent not previously paid, (ii) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), and (iii) any accrued vacation pay; in each case, to the extent not previously paid.

4.5 NON-EXCLUSIVITY OF RIGHTS; SUPERSESSION OF CERTAIN BENEFITS. Except as provided in Section 4.1 (c) and in this Section 4.6, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan,

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           program, policy or practice provided by the Company and for which the
           Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits of which the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company at or subsequent to the Date of Termination, shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.


SECTION 5:      NON-COMPETITION.

5.1        NON-COMPETE AGREEMENT

5.1(a) It is agreed that during the Term of this Agreement and for a period of two (2) years thereafter, the Executive shall not, without prior written approval of the Board, become an officer, employee, agent, partner, consultant, beneficial/owner, agent, investor, or director of any business enterprise in substantial direct competition (as defined in Section 5.1(b)) with the Company; provided that, if the Executive is terminated by the Company without Cause or if the Executive terminates his employment for Good Reason, then he will not be subject to the restrictions of this Section.

5.1(b) For purposes of Section 5.1, a business enterprise with which the Executive becomes associated as an officer, employee, agent, partner, consultant, beneficial/owner, agent, investor or director shall be considered in substantial direct competition, if such entity competes with the Company in any business in which the Company is engaged and is within the Company's market area as of the date that the Term of this Agreement expires.

5.1(c) The above constraint shall not prevent the Executive from making passive investments, not to exceed five percent (5%), in any enterprise.

5.1(d) It is agreed that during the Term of this Agreement and for a period of two (2) years thereafter, the Executive shall not, directly or indirectly, hire, offer to hire, or otherwise solicit the employment of any employee of the Company on behalf of himself or any business enterprise in substantial direct competition (as defined in Section 5.1(b)) with the Company.

5.1(e) CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during or as a result of the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company

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           and those designated by it. In no event shall an asserted violation of the provisions of this Section constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

5.1(f) The Executive agrees that the foregoing restrictions are reasonable and shall not prevent the Executive from earning a livelihood, and furthermore, if any court of competent jurisdiction deems any of the provisions of the foregoing invalid, this Agreement shall be enforced to the full extent that such provisions are valid and such court may modify such restrictions to afford the Company the maximum applicable protection permitted under the law.

5.1(g) Should Executive be adjudicated by a court of competent jurisdiction to be in violation of this Section 5.1, all amounts owed Executive pursuant to this Agreement shall be forfeited, and the Company shall be entitled to injunctive or such other equitable relief as is necessary to restrain Executive's breaching conduct.

5.2        DEVELOPMENTS. It is agreed that all developments, including
           ------------
           inventions, whether patentable or otherwise, trade secrets, formulations, discoveries, concepts, processes, improvements, ideas or writings, or know-how related thereto, which directly or indirectly relate to or may be useful in the design, manufacture, packaging or marketing of the Company's products or otherwise in the business of the Company or which directly or indirectly result from or are related to any services the Executive has rendered, is or will be engaged in rendering for the Company which the Executive, either by himself or in conjunction with any other person or persons, shall conceive, make, develop, acquire or acquire knowledge of during the employment relationship or because of the employment relationship (the "developments"), shall become and remain the sole and exclusive property of the Company. The Executive hereby assigns, transfers and conveys all of his right, title and interest in and to any and all such developments and to promptly disclose all such developments to the Company. Upon the request of the Company, the Executive will execute and deliver any and all instruments, documents and papers, give evidence and do any and all other acts which are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such developments or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such proceedings and will reimburse the Executive for reasonable expenses incurred complying with the provisions of this paragraph.


SECTIONS 6:     SUCCESSORS.

6.1 SUCCESSORS OF EXECUTIVE. This Agreement is personal to the Executive and, without the prior written consent of the Company, the rights (but not the obligations) shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

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6.2        SUCCESSORS OF COMPANY. The Company will require any successor
           (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to terminate the Agreement at his option on or after the Triggering Transaction Date for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

SECTION 7:      MISCELLANEOUS.

7.1 OTHER AGREEMENTS. The Board may, from time to time, in the future, provide other incentive programs and bonus arrangements to the Executive with respect to the occurrence of a Triggering Event that will be in addition to the benefits required to be paid in the designated circumstances in connection with the occurrence of a Triggering Transaction. Such additional incentive programs and/or bonus arrangements will affect or abrogate the benefits to be paid under this Agreement only in the manner and to the extent explicitly agreed to by the Executive in any such subsequent program or arrangement.

7.2 NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses as set forth below; provided that all notices to the Company shall be directed to the attention of the Chairman of the Board, or to such other address as one party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                                    Notice to Executive:
                                    ------------------------
                                    Christopher J. Ryan
                                    136 West Bayberry Road
                                    Islip, NY 11751

                                    Notice to Company:
                                    -----------------------
                                    Lakeland Industries, Inc.
                                    701-7 Koehler Ave.
                                    Ronkonkoma, NY 11779

7.3 VALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

7.4 WAIVER. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3.4 shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

           IN WITNESS WHEREOF, the Executive and, the Company, pursuant to the authorization from its Board, have caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                        By:  /s/ Christopher J. Ryan
                                             ----------------------------
                                             Christopher J. Ryan

                                        Members BOD Compensation Committee

                                        By:  /s/ Eric O. Hallman
                                             ----------------------------
                                             Eric O. Hallman

                                        By:  /s/ John J. Collins
                                             ----------------------------
                                             John J. Collins

                                        By:  /s/ A. John Kreft
                                             ----------------------------
                                             A. John Kreft

                                        By:  /s/ Michael Cirenza
                                             ----------------------------
                                             Michael Cirenza

                                        By:  /s/ Stephan Bachelder
                                             ----------------------------
                                             Stephan Bachelder